EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:

Jill York - Vice President and Chief Financial Officer

E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS SECOND QUARTER NET INCOME OF $25.3 MILLION

AND RETURN ON ASSETS OF 1.09%

CHICAGO, July 15, 2013 — MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2013 second quarter net income of $25.3 million.

“Our earnings were strong during the second quarter, driven by fee income and low credit costs,” stated Mitchell Feiger, President and Chief Executive Officer of the Company.  “Our return on assets increased to 1.09%.   Net income available to common shareholders increased for the sixth consecutive quarter, while year to date net income increased 16.1% compared to the first half of 2012.   In addition, revenues from our key fee initiatives for the first six months of 2013 increased 47% over the first six months of 2012.”

Net income increased in the second quarter of 2013 compared to the first quarter of 2013 and second quarter of 2012.  Fully diluted earnings per share were consistent with the first quarter of 2013, and increased from the second quarter of 2012 as follows (note that all linked quarter change percentages presented here and throughout this release are not annualized):

(dollars in thousands, except per share data)	2Q13	1Q13	Change from 1Q13 to 2Q13	2Q12	Change from 2Q12 to 2Q13
Net income	$25,293	$24,906	+1.6%	$22,143	+14.2%
Fully diluted earnings per share	0.46	0.46	—	0.41	+12.2

Net income, net income available to common stockholders and fully diluted earnings per share increased in the six months ended June 30, 2013 compared to the six months ended June 30, 2012 as follows:

(dollars in thousands, except per share data)	Six months ended June 30, 2013	Six months ended June 30, 2012	Change from 2012 to 2013
Net income	$50,199	$43,229	+16.1%
Net income available to common stockholders	50,199	39,960	+25.6
Fully diluted earnings per share	0.92	0.73	+26.0

Key items for the quarter include:

Overall Fee Income Growth Continues:

•                  Core non-interest income to total revenues ratio was 35.0% in the second quarter compared to 34.6% in the prior quarter and 27.5% in the second quarter of 2012.

•                  Revenues from key fee initiatives decreased 2% compared to the first quarter of 2013, as leasing revenues were exceptionally strong during the first quarter.  Excluding leasing, fee initiatives increased approximately 4% from the prior quarter.

•                  Revenues from key fee initiatives increased 47% in the first six months of 2013 compared to the first six months of  2012, primarily as a result of a 119% increase in leasing revenues.  This increase was driven by the addition of Celtic Leasing Corp. (“Celtic”), a recently acquired leasing subsidiary, which contributed $13 million in leasing revenues during the first six months of 2013.   Excluding Celtic, leasing revenues increased 28% in the first six months of 2013 compared to the first six months of 2012.

Net Interest Margin Stable Compared to Prior Quarter:

•                  Fully taxable equivalent net interest margin was 3.61% for the second quarter of 2013 compared to 3.59% for the prior quarter and 3.83% for the second quarter of 2012.  The decrease from the second quarter of 2012 was due to average yields on interest earning assets declining more than average rates paid on interest bearing liabilities.

•                  Net interest income was relatively stable compared to the prior quarter.  Compared to the second quarter of 2012, net interest income declined due to lower average interest earning asset balances (as a result of a decrease in covered loans) as well as a 22 basis point decline in net interest margin.

Small Increase in Non-Performing Loans and Non-Performing Assets During the Quarter; Net Recoveries for the Quarter:

	2Q13	1Q13	Change from 1Q13 to 2Q13	2Q12	Change from 2Q12 to 2Q13

Non-performing loans to total loans	2.03%	2.00%	+0.03%	1.98%	+0.05%
Non-performing assets to total assets	1.59	1.56	+0.03	1.72	-0.13
Net loan (recoveries) charge-offs to average loans - annualized	(0.02)	0.25	-0.27	0.31	-0.33

•                  Provision for credit losses was $500 thousand in the quarter, aided by approximately $6 million in recoveries.

Improvement in Return on Assets During the Quarter and for the First Six Months of 2013:

	2Q13	1Q13	Change from 1Q13 to 2Q13	2Q12	Change from 2Q12 to 2Q13
Annualized return on average assets	1.09%	1.07%	+0.02%	0.94%	+0.15%
Annualized return on average common equity	7.82	7.89	-0.07	7.28	+0.54
Annualized cash return on average tangible common equity	12.31	12.53	-0.22	11.28	+1.03

	Six months ended June 30, 2013	Six months ended June 30, 2012	Change from 2012 to 2013
Annualized return on average assets	1.08%	0.90%	+0.18%
Annualized return on average common equity	7.85	6.61	+1.24
Annualized cash return on average tangible common equity	12.42	10.33	+2.09

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $166 thousand from the first quarter of 2013.  Our net interest margin, on a fully tax equivalent basis for the second quarter of 2013 increased two basis points compared to the first quarter of 2013.

Net interest income on a fully tax equivalent basis decreased $6.1 million from the second quarter of 2012 due to lower average earning asset balances (as a result of a decrease in covered loans) as well as a decline in net interest margin.  Our net interest margin, on a fully tax equivalent basis, declined to 3.61% for the second quarter of 2013 compared to 3.83% for the second quarter of 2012.

Net interest income on a fully tax equivalent basis decreased $14.7 million in the six months ended June 30, 2013 compared to the same period in 2012.  The decrease from the six months ended June 30, 2012 was due to lower average earning asset balances (as a result of a decrease in covered loans) as well as a decline in net interest margin.  Our net interest margin, on a fully tax equivalent basis, declined to 3.60% for the six months ended June 30, 2013 compared to 3.85% for the same period in 2012.

See the supplemental net interest margin tables for further detail.

Non-interest Income (dollars in thousands):

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$939	$808	$2,386	$1,400	$788	$1,747	$1,300
Commercial deposit and treasury management fees	6,029	5,966	6,095	5,860	5,784	11,995	11,682
Lease financing, net	15,102	16,263	12,419	9,671	7,334	31,365	14,292
Trust and asset management fees	4,874	4,494	4,623	4,428	4,535	9,368	8,939
Card fees	2,735	2,695	2,505	2,388	2,429	5,430	4,473
Total key fee initiatives	29,679	30,226	28,028	23,747	20,870	59,905	40,686

Loan service fees	1,911	1,011	2,436	1,075	1,267	2,922	2,334
Consumer and other deposit service fees	3,593	3,246	3,655	3,786	3,534	6,839	6,987
Brokerage fees	1,234	1,157	1,088	1,185	1,264	2,391	2,519
Increase in cash surrender value of life insurance	842	844	893	890	870	1,686	1,787
Accretion of FDIC indemnification asset	100	143	154	204	222	243	697
Net gain on sale of loans	506	639	822	575	554	1,145	928
Other operating income	1,039	955	1,325	405	958	1,994	2,563
Total core non-interest income	38,904	38,221	38,401	31,867	29,539	77,125	58,501

Non-core non-interest income: (1)
Net (loss) gain on investment securities	14	(1)	311	281	(34)	13	(37)
Net loss on sale of other assets	—	—	(905)	(12)	(8)	—	(25)
Net gain (loss) recognized on other real estate owned (A)	2,130	(319)	(1,848)	(4,151)	(4,156)	1,811	(8,504)
Net (loss) gain recognized on other real estate owned related to FDIC transactions (A)	(115)	(11)	222	213	(1,285)	(126)	(3,526)
Increase (decrease) in market value of assets held in trust for deferred compensation (B)	21	483	104	355	(149)	504	352
Total non-core non-interest income	2,050	152	(2,116)	(3,314)	(5,632)	2,202	(11,740)

Total non-interest income	$40,954	$38,373	$36,285	$28,553	$23,907	$79,327	$46,761

(1)         Letter denotes the corresponding line item where this non-core non-interest income item resides in the consolidated statements of income as follows:  A — Net loss recognized on other real estate owned, B — Other operating income.

Core non-interest income for the second quarter of 2013 increased approximately 2% from the first quarter of 2013.

•                  Net lease financing revenue decreased during the second quarter primarily due to a decrease related to equipment maintenance contracts.  As noted in prior quarters, remarketing gains and fees from the sale of equipment maintenance contracts can fluctuate from quarter to quarter.

•                  Loan service fees increased due to an increase in letter of credit fees during the second quarter of 2013.

Core non-interest income for the first six months of 2013 rose 32% compared to the first six months of 2012.

•                  Net lease financing income increased as a result of the increase in remarketing gains and fees from the sale of equipment maintenance contracts, as well as the impact of leasing revenues attributable to Celtic.

•                  Card fee income increased due to fees earned on prepaid, debit and credit cards.

•                  Capital markets and international banking service fees increased primarily due to an increase in interest rate swap fees.

Non-core non-interest income for the second quarter and first six months of 2013 was primarily impacted by gains recognized on OREO in 2013, compared to losses recognized on OREO during 2012.

Non-interest Expense (dollars in thousands):

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Core non-interest expense:
Salaries and employee benefits	$43,888	$43,031	$42,934	$41,728	$40,295	$86,919	$80,223
Occupancy and equipment expense	9,408	9,404	8,774	8,274	9,188	18,812	18,758
Computer services and telecommunication expense	4,617	3,887	4,160	3,777	3,909	8,504	7,562
Advertising and marketing expense	2,167	2,103	2,335	1,936	1,839	4,270	3,912
Professional and legal expense	1,353	1,295	1,640	1,554	1,503	2,648	2,916
Other intangible amortization expense	1,539	1,544	1,251	1,251	1,251	3,083	2,508
Other real estate expense, net	193	139	449	874	424	332	1,667
Other operating expenses	9,082	9,213	8,027	7,976	8,574	18,295	16,267
Total core non-interest expense	72,247	70,616	69,570	67,370	66,983	142,863	133,813

Non-core non-interest expense: (1)
Branch impairment charges	—	—	1,432	758	—	—	—
Prepayment fees on interest bearing liabilities	—	—	—	12,682	—	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (A)	21	483	104	355	(149)	504	352
Total non-core non-interest expense	21	483	1,536	13,795	(149)	504	352

Total non-interest expense	$72,268	$71,099	$71,106	$81,165	$66,834	$143,367	$134,165

(1)         Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A — Salaries and employee benefits.

Core non-interest expense increased by $1.6 million (+2%) from the first quarter of 2013 to the second quarter of 2013.

•                  Salaries and employee benefits increased due to an extra day in the quarter and annual merit increases.

•                  Computer services and telecommunication expense increased due to an increase in spending on security and investment in our key fee initiatives.

Core non-interest expense increased by $9.1 million (+7%) from the first six months of 2012 to the first six months of 2013.

•                  Salaries and employee benefits increased due to annual salary increases, the impact of Celtic and an increase in incentives and commissions on higher lease revenues.

•                  Other operating expenses were higher as a result of an increase in the clawback liability related to our loss share agreements with the FDIC recorded during the first six months of 2013.

•                  Computer services and telecommunication expenses increased due primarily to an increase in spending on storage, security and investment in our key fee initiatives.

•                  Other real estate expense decreased due to fewer OREO properties in 2013.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	6/30/2013		3/31/2013		12/31/2012		9/30/2012		6/30/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,198,862	21%	$1,207,638	21%	$1,220,472	21%	$1,073,981	19%	$1,079,436	19%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,422,901	25%	1,347,666	24%	1,303,020	23%	1,219,361	22%	1,221,199	21%
Commercial real estate	1,710,964	30%	1,743,329	30%	1,761,832	30%	1,770,261	31%	1,794,777	31%
Construction real estate	121,420	2%	101,581	2%	110,261	2%	149,872	3%	150,665	3%
Total commercial related credits	4,454,147	79%	4,400,214	77%	4,395,585	76%	4,213,475	75%	4,246,077	74%
Other loans:
Residential real estate	305,710	5%	312,804	5%	314,359	5%	308,866	5%	313,137	5%
Indirect vehicle	242,964	4%	220,739	4%	208,633	4%	206,973	3%	198,848	3%
Home equity	281,334	5%	291,190	5%	305,186	5%	314,718	6%	323,234	6%
Consumer loans	75,476	1%	81,932	2%	93,317	2%	84,651	2%	89,115	2%
Total other loans	905,484	16%	906,665	16%	921,495	16%	915,208	16%	924,334	16%
Gross loans excluding covered loans	5,359,631	95%	5,306,879	93%	5,317,080	92%	5,128,683	91%	5,170,411	90%
Covered loans (1)	308,556	5%	400,789	7%	449,850	8%	496,162	9%	552,838	10%
Total loans	$5,668,187	100%	$5,707,668	100%	$5,766,930	100%	$5,624,845	100%	$5,723,249	100%

(1)             Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

ASSET QUALITY

The following table presents a summary of classified assets (excluding loans held for sale, credit-impaired loans and OREO that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Non-performing loans:
Non-accrual loans (1)	$112,926	$108,765	$115,387	$104,813	$113,077
Loans 90 days or more past due, still accruing interest	2,322	5,193	1,599	470	453
Total non-performing loans	115,248	113,958	116,986	105,283	113,530
OREO	32,993	31,462	36,977	42,427	49,690
Repossessed assets	749	757	773	113	60
Total non-performing assets	148,990	146,177	154,736	147,823	163,280
Potential problem loans (2)	131,746	115,451	111,553	134,289	141,066
Total classified assets	$280,736	$261,628	$266,289	$282,112	$304,346

Total allowance for loan losses	$123,685	$121,802	$124,204	$121,182	$121,756
Accruing restructured loans (3)	$28,270	$21,630	$21,256	$17,929	$16,536
Total non-performing loans to total loans	2.03%	2.00%	2.03%	1.87%	1.98%
Total non-performing assets to total assets	1.59%	1.56%	1.62%	1.56%	1.72%
Allowance for loan losses to non-performing loans	107.32%	106.88%	106.17%	115.10%	107.25%

(1)         Includes $20.9 million, $26.3 million, $28.4 million, $27.1 million and $32.7 million of restructured loans on non-accrual status at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.

(2)         We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The increase in potential problem loans in the second quarter of 2013 related primarily to one commercial related downgrade.

(3)         Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.  The increase in accruing restructured loans in the second quarter of 2013 was primarily a result of non-accrual loans upgraded to accrual status due to continued performance.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Commercial and lease	$25,968	$22,247	$25,517	$22,648	$24,402
Commercial real estate	62,335	57,604	59,508	55,387	62,512
Construction real estate	519	1,025	1,028	1,225	1,470
Consumer related	26,426	33,082	30,933	26,023	25,146
Total non-performing loans	$115,248	$113,958	$116,986	$105,283	$113,530

Consumer related non-performing loans decreased during the second quarter of 2013 due primarily to home equity and residential non-performing loans being upgraded to performing status.

The following table represents a summary of OREO (excluding OREO related to assets acquired in FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Balance at the beginning of quarter	$31,462	$36,977	$42,427	$49,690	$63,077
Transfers in at fair value less estimated costs to sell	3,503	711	1,811	63	910
Capitalized OREO costs	8	—	505	978	967
Fair value adjustments	1,170	(349)	(1,982)	(4,648)	(4,507)
Net gains on sales of OREO	960	30	134	497	351
Cash received upon disposition	(4,110)	(5,907)	(5,918)	(4,153)	(11,108)
Balance at the end of quarter	$32,993	$31,462	$36,977	$42,427	$49,690

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Allowance for credit losses, balance at the beginning of period	$124,733	$128,279	$124,926	$128,840	$133,255	$128,279	$135,975
Provision for credit losses	500	—	1,000	(13,000)	—	500	3,100
Charge-offs:
Commercial loans	433	911	343	75	1,451	1,344	1,990
Commercial loans collateralized by assignment of lease payments (lease loans)	—	—	1	—	1,720	—	1,720
Commercial real estate loans	1,978	1,917	2,965	2,994	2,415	3,895	5,418
Construction real estate	747	82	56	71	444	829	3,880
Residential real estate	399	962	1,068	474	1,108	1,361	1,402
Home equity	1,323	787	1,394	1,209	876	2,110	1,948
Indirect vehicle	629	729	623	433	488	1,358	1,203
Consumer loans	451	565	485	332	274	1,016	532
Total charge-offs	5,960	5,953	6,935	5,588	8,776	11,913	18,093
Recoveries:
Commercial loans	777	452	745	306	386	1,229	2,424
Commercial loans collateralized by assignment of lease payments (lease loans)	987	144	6,260	111	93	1,131	349
Commercial real estate loans	3,647	740	871	12,893	3,061	4,387	3,223
Construction real estate	131	276	561	752	141	407	706
Residential real estate	199	214	271	8	188	413	222
Home equity	100	114	248	303	100	214	120
Indirect vehicle	324	415	261	224	300	739	611
Consumer loans	59	52	71	77	92	111	203
Total recoveries	6,224	2,407	9,288	14,674	4,361	8,631	7,858
Total net charge-offs (recoveries)	(264)	3,546	(2,353)	(9,086)	4,415	3,282	10,235
Allowance for credit losses	125,497	124,733	128,279	124,926	128,840	125,497	128,840
Allowance for unfunded credit commitments	(1,812)	(2,931)	(4,075)	(3,744)	(7,084)	(1,812)	(7,084)
Allowance for loan losses	$123,685	$121,802	$124,204	$121,182	$121,756	$123,685	$121,756

Total loans, excluding loans held for sale	$5,668,187	$5,707,668	$5,766,930	$5,624,845	$5,723,249	$5,668,187	$5,723,249
Average loans, excluding loans held for sale	$5,628,415	$5,668,359	$5,604,837	$5,630,232	$5,712,630	$5,648,277	$5,757,333
Ratio of allowance for loan losses to total loans, excluding loans held for sale	2.18%	2.13%	2.15%	2.15%	2.13%	2.18%	2.13%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	(0.02)%	0.25%	(0.17)%	(0.64)%	0.31%	0.12%	0.36%

The following table presents the three elements of our allowance for loan losses (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Commercial related loans:
General reserve	$87,836	$92,433	$91,745	$95,586	$93,904
Specific reserve	16,679	12,137	13,231	11,300	13,674
Consumer related reserve	19,170	17,232	19,228	14,296	14,178
Total allowance for loan losses	$123,685	$121,802	$124,204	$121,182	$121,756

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$33,935	$40,949	$41,315	$42,187	$42,175
States and political subdivisions	684,710	719,761	725,019	668,966	629,173
Mortgage-backed securities	701,201	842,605	993,328	1,075,962	1,035,473
Corporate bonds	215,256	197,675	96,674	16,626	5,569
Equity securities	10,570	11,179	11,835	11,231	11,081
Total fair value	$1,645,672	$1,812,169	$1,868,171	$1,814,972	$1,723,471

Amortized cost
Government sponsored agencies and enterprises	$32,050	$38,478	$38,605	$39,233	$39,366
States and political subdivisions	669,791	680,978	679,991	620,489	589,654
Mortgage-backed securities	690,681	827,384	981,513	1,060,665	1,014,186
Corporate bonds	219,362	197,162	97,014	16,617	5,569
Equity securities	10,560	10,820	11,398	10,644	10,584
Total amortized cost	$1,622,444	$1,754,822	$1,808,521	$1,747,648	$1,659,359

Unrealized gain
Government sponsored agencies and enterprises	$1,885	$2,471	$2,710	$2,954	$2,809
States and political subdivisions	14,919	38,783	45,028	48,477	39,519
Mortgage-backed securities	10,520	15,221	11,815	15,297	21,287
Corporate bonds	(4,106)	513	(340)	9	—
Equity securities	10	359	437	587	497
Total unrealized gain	$23,228	$57,347	$59,650	$67,324	$64,112

Securities held to maturity, at cost:
States and political subdivisions	$282,655	$262,310	$237,563	$238,211	$238,869
Mortgage-backed securities	253,779	255,475	255,858	257,640	258,931
Total amortized cost	$536,434	$517,785	$493,421	$495,851	$497,800

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	6/30/2013		3/31/2013		12/31/2012		9/30/2012		6/30/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,230,384	30%	$2,067,310	28%	$2,164,547	29%	$2,011,542	27%	$1,946,468	26%
Money market and NOW accounts	2,718,989	37%	2,778,916	37%	2,747,273	36%	2,682,608	36%	2,564,493	34%
Savings accounts	845,742	11%	833,251	11%	811,333	11%	797,741	10%	790,350	11%
Total low cost deposits	5,795,115	78%	5,679,477	76%	5,723,153	76%	5,491,891	73%	5,301,311	71%
Certificates of deposit:
Certificates of deposit	1,357,777	18%	1,478,039	20%	1,525,366	20%	1,632,370	22%	1,718,266	23%
Brokered deposit accounts	292,504	4%	294,390	4%	294,178	4%	355,086	5%	451,132	6%
Total certificates of deposit	1,650,281	22%	1,772,429	24%	1,819,544	24%	1,987,456	27%	2,169,398	29%

Total deposits	$7,445,396	100%	$7,451,906	100%	$7,542,697	100%	$7,479,347	100%	$7,470,709	100%

Our deposit mix improved over the past twelve months as low cost deposits increased 9% and comprised 78% of total deposits at June 30, 2013 compared to 71% at June 30, 2012, driven by noninterest bearing deposit inflows.

CAPITAL

Tangible book value per common share increased to $15.60 at June 30, 2013 compared to $15.24 a year ago primarily due to retained net income.  Our regulatory capital ratios remain strong and MB Financial Bank, N.A. was categorized as “well capitalized” at June 30, 2013 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted and other transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency, the Board of Governors of the Federal Reserve System and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, any changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

As of the dates indicated

(Dollars in thousands)

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
ASSETS
Cash and due from banks	$152,302	$131,146	$176,010	$129,326	$132,737
Interest earning deposits with banks	280,618	108,885	111,533	327,301	304,075
Total cash and cash equivalents	432,920	240,031	287,543	456,627	436,812
Federal funds sold	7,500	—	—	—	—
Investment securities:
Securities available for sale, at fair value	1,645,672	1,812,169	1,868,171	1,814,972	1,723,471
Securities held to maturity, at amortized cost	536,434	517,785	493,421	495,851	497,800
Non-marketable securities - FHLB and FRB Stock	50,870	52,434	55,385	57,653	61,462
Total investment securities	2,232,976	2,382,388	2,416,977	2,368,476	2,282,733
Loans held for sale	2,528	3,030	7,492	7,221	2,290
Loans:
Total loans, excluding covered loans	5,359,631	5,306,879	5,317,080	5,128,683	5,170,411
Covered loans	308,556	400,789	449,850	496,162	552,838
Total loans	5,668,187	5,707,668	5,766,930	5,624,845	5,723,249
Less: Allowance for loan losses	123,685	121,802	124,204	121,182	121,756
Net loans	5,544,502	5,585,866	5,642,726	5,503,663	5,601,493
Lease investments, net	113,958	117,744	129,823	113,180	111,122
Premises and equipment, net	219,783	219,662	221,533	214,301	214,935
Cash surrender value of life insurance	130,565	129,723	128,879	127,985	127,096
Goodwill	423,369	423,369	423,369	387,069	387,069
Other intangibles	26,430	27,968	29,512	25,735	26,986
Other real estate owned, net	32,993	31,462	36,977	42,427	49,690
Other real estate owned related to FDIC transactions	19,014	20,011	22,478	32,607	43,807
FDIC indemnification asset	16,337	29,197	39,345	36,311	56,637
Other assets	166,784	175,379	185,151	147,943	148,896
Total assets	$9,369,659	$9,385,830	$9,571,805	$9,463,545	$9,489,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,230,384	$2,067,310	$2,164,547	$2,011,542	$1,946,468
Interest bearing	5,215,012	5,384,596	5,378,150	5,467,805	5,524,241
Total deposits	7,445,396	7,451,906	7,542,697	7,479,347	7,470,709
Short-term borrowings	230,547	224,379	220,602	289,613	261,729
Long-term borrowings	62,786	64,019	116,050	118,798	221,100
Junior subordinated notes issued to capital trusts	152,065	152,065	152,065	152,065	158,521
Accrued expenses and other liabilities	182,784	198,658	264,621	162,892	139,756
Total liabilities	8,073,578	8,091,027	8,296,035	8,202,715	8,251,815
Stockholders’ Equity
Common stock	550	550	550	550	549
Additional paid-in capital	736,281	734,057	732,771	731,679	732,297
Retained earnings	547,116	527,332	507,933	489,426	466,812
Accumulated other comprehensive income	14,231	34,928	36,326	40,985	39,035
Treasury stock	(3,558)	(3,529)	(3,293)	(3,304)	(3,353)
Controlling interest stockholders’ equity	1,294,620	1,293,338	1,274,287	1,259,336	1,235,340
Noncontrolling interest	1,461	1,465	1,483	1,494	2,411
Total stockholders’ equity	1,296,081	1,294,803	1,275,770	1,260,830	1,237,751
Total liabilities and stockholders’ equity	$9,369,659	$9,385,830	$9,571,805	$9,463,545	$9,489,566

MB FINANCIAL, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Interest income:
Loans	$59,581	$60,793	$63,328	$67,482	$69,250	$120,374	$140,898
Investment securities:
Taxable	6,280	6,140	6,371	7,287	8,882	12,419	19,766
Nontaxable	8,163	8,060	7,687	7,582	7,303	16,224	14,042
Federal funds sold	2	—	—	—	—	2	—
Other interest earning accounts	92	135	228	312	158	227	327
Total interest income	74,118	75,128	77,614	82,663	85,593	149,246	175,033
Interest expense:
Deposits	5,132	5,709	6,066	7,374	8,058	10,841	16,818
Short-term borrowings	116	167	294	342	362	283	568
Long-term borrowings and junior subordinated notes	1,390	1,567	1,738	2,872	3,069	2,957	6,450
Total interest expense	6,638	7,443	8,098	10,588	11,489	14,081	23,836
Net interest income	67,480	67,685	69,516	72,075	74,104	135,165	151,197
Provision for credit losses	500	—	1,000	(13,000)	—	500	3,100
Net interest income after provision for credit losses	66,980	67,685	68,516	85,075	74,104	134,665	148,097
Non-interest income:
Capital markets and international banking service fees	939	808	2,386	1,400	788	1,747	1,300
Commercial deposit and treasury management fees	6,029	5,966	6,095	5,860	5,784	11,995	11,682
Lease financing, net	15,102	16,263	12,419	9,671	7,334	31,365	14,292
Trust and asset management fees	4,874	4,494	4,623	4,428	4,535	9,368	8,939
Card fees	2,735	2,695	2,505	2,388	2,429	5,430	4,473
Loan service fees	1,911	1,011	2,436	1,075	1,267	2,922	2,334
Consumer and other deposit service fees	3,593	3,246	3,655	3,786	3,534	6,839	6,987
Brokerage fees	1,234	1,157	1,088	1,185	1,264	2,391	2,519
Net gain (loss) on securities available for sale	14	(1)	311	281	(34)	13	(37)
Increase in cash surrender value of life insurance	842	844	893	890	870	1,686	1,787
Net loss on sale of other assets	—	—	(905)	(12)	(8)	—	(25)
Accretion of FDIC indemnification asset	100	143	154	204	222	243	697
Net gain (loss) recognized on other real estate owned	2,015	(330)	(1,626)	(3,938)	(5,441)	1,685	(12,030)
Net gain on sale of loans	506	639	822	575	554	1,145	928
Other operating income	1,060	1,438	1,429	760	809	2,498	2,915
Total non-interest income	40,954	38,373	36,285	28,553	23,907	79,327	46,761
Non-interest expense:
Salaries and employee benefits	43,909	43,514	43,038	42,083	40,146	87,423	80,575
Occupancy and equipment expense	9,408	9,404	8,774	8,274	9,188	18,812	18,758
Computer services and telecommunication expense	4,617	3,887	4,160	3,777	3,909	8,504	7,562
Advertising and marketing expense	2,167	2,103	2,335	1,936	1,839	4,270	3,912
Professional and legal expense	1,353	1,295	1,640	1,554	1,503	2,648	2,916
Other intangible amortization expense	1,539	1,544	1,251	1,251	1,251	3,083	2,508
Branch impairment charges	—	—	1,432	758	—	—	—
Other real estate expense, net	193	139	449	874	424	332	1,667
Prepayment fees on interest bearing liabilities	—	—	—	12,682	—	—	—
Other operating expenses	9,082	9,213	8,027	7,976	8,574	18,295	16,267
Total non-interest expense	72,268	71,099	71,106	81,165	66,834	143,367	134,165
Income before income taxes	35,666	34,959	33,695	32,463	31,177	70,625	60,693
Income tax expense	10,373	10,053	9,683	9,330	9,034	20,426	17,464
Net income	25,293	24,906	24,012	23,133	22,143	50,199	43,229
Dividends and discount accretion on preferred shares	—	—	—	—	—	—	3,269
Net income available to common stockholders	$25,293	$24,906	$24,012	$23,133	$22,143	$50,199	$39,960

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Common share data:
Basic earnings per common share	$0.46	$0.46	$0.44	$0.43	$0.41	$0.92	$0.74
Diluted earnings per common share	0.46	0.46	0.44	0.42	0.41	0.92	0.73
Weighted average common shares outstanding for basic earnings per common share	54,436,043	54,411,806	54,401,504	54,346,827	54,174,717	54,423,992	54,165,286
Weighted average common shares outstanding for diluted earnings per common share	54,868,075	54,736,644	54,597,737	54,556,517	54,448,709	54,802,427	54,431,491

Selected Financial Data:

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Performance Ratios:
Annualized return on average assets	1.09%	1.07%	1.01%	0.97%	0.94%	1.08%	0.90%
Annualized return on average equity	7.82	7.89	7.55	7.38	7.28	7.85	6.61
Annualized cash return on average tangible equity(1)	12.31	12.53	11.47	11.29	11.28	12.42	10.33
Net interest rate spread	3.46	3.44	3.41	3.48	3.65	3.45	3.66
Cost of funds(2)	0.34	0.38	0.40	0.52	0.57	0.36	0.59
Efficiency ratio(3)	64.26	63.10	61.16	61.43	61.36	63.68	60.69
Annualized net non-interest expense to average assets(4)	1.42	1.37	1.29	1.46	1.57	1.40	1.56
Core non-interest income to revenues (5)	35.01	34.56	34.18	29.49	27.49	34.78	26.97
Net interest margin	3.33	3.32	3.31	3.42	3.59	3.33	3.62
Tax equivalent effect	0.28	0.27	0.26	0.25	0.24	0.27	0.23
Net interest margin - fully tax equivalent basis(6)	3.61	3.59	3.57	3.67	3.83	3.60	3.85
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.03%	2.00%	2.03%	1.87%	1.98%	2.03%	1.98%
Non-performing assets(7) to total assets	1.59	1.56	1.62	1.56	1.72	1.59	1.72
Allowance for loan losses to non-performing loans(7)	107.32	106.88	106.17	115.10	107.25	107.32	107.25
Allowance for loan losses to total loans	2.18	2.13	2.15	2.15	2.13	2.18	2.13
Net loan charge-offs (recoveries) to average loans (annualized)	(0.02)	0.25	(0.17)	(0.64)	0.31	0.12	0.36
Capital Ratios:
Tangible equity to tangible assets(8)	9.58%	9.54%	9.13%	9.46%	9.17%	9.58%	9.17%
Tangible common equity to risk weighted assets(9)	13.20	13.29	13.07	14.16	13.67	13.20	13.67
Book value per common share(10)	$23.63	$23.63	$23.29	$23.01	$22.64	$23.63	$22.64
Less: goodwill and other intangible assets, net of benefit, per common share	8.03	8.06	8.08	7.37	7.40	8.03	7.40
Tangible book value per common share(11)	$15.60	$15.57	$15.21	$15.64	$15.24	$15.60	$15.24

Total capital (to risk-weighted assets)	16.45%	16.22%	16.62%	17.91%	17.53%	16.45%	17.53%
Tier 1 capital (to risk-weighted assets)	15.19	14.96	14.73	15.83	15.45	15.19	15.45
Tier 1 capital (to average assets)	11.19	10.74	10.50	10.60	10.46	11.19	10.46
Tier 1 common capital (to risk-weighted assets)	12.91	12.66	12.42	13.39	12.93	12.91	12.93

(1)         Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit).

(2)         Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(3)         Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)         Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)         Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)         Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(7)         Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)         Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(9)         Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.

(10)  Equals total ending stockholders’ equity divided by common shares outstanding.

(11)  Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on sale of other assets, net gains (losses) on other real estate owned, and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, prepayment fees on interest bearing liabilities, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  For the same reasons, management believes the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on sale of other assets, net losses on other real estate owned and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Second Quarter Results.”

The following table presents a reconciliation of tangible equity to equity (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Stockholders’ equity - as reported	$1,296,081	$1,294,803	$1,275,770	$1,260,830	$1,237,751
Less: goodwill	423,369	423,369	423,369	387,069	387,069
Less: other intangible assets, net of tax benefit	17,180	18,179	19,183	16,728	17,541
Tangible equity	$855,532	$853,255	$833,218	$857,033	$833,141

The following table presents a reconciliation of tangible assets to total assets (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Total assets - as reported	$9,369,659	$9,385,830	$9,571,805	$9,463,545	$9,489,566
Less: goodwill	423,369	423,369	423,369	387,069	387,069
Less: other intangible assets, net of tax benefit	17,180	18,179	19,183	16,728	17,541
Tangible assets	$8,929,110	$8,944,282	$9,129,253	$9,059,748	$9,084,956

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (dollars in thousands):

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Average common stockholders’ equity - as reported	$1,297,364	$1,280,921	$1,264,772	$1,247,846	$1,223,667	$1,289,187	$1,215,026
Less: average goodwill	423,369	423,369	387,464	387,069	387,069	423,369	387,069
Less: average other intangible assets, net of tax benefit	17,605	18,611	16,238	17,018	17,903	18,106	18,312
Average tangible common equity	$856,390	$838,941	$861,070	$843,759	$818,695	$847,712	$809,645

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (dollars in thousands):

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Net income available to common stockholders - as reported	$25,293	$24,906	$24,012	$23,133	$22,143	$50,199	$39,960
Add: other intangible amortization expense, net of tax benefit	1,000	1,004	813	813	813	2,004	1,630
Net cash flow available to common stockholders	$26,293	$25,910	$24,825	$23,946	$22,956	$52,203	$41,590

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (dollars in thousands):

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Tier 1 capital - as reported	$983,997	$960,803	$939,087	$958,123	$941,888
Less: qualifying trust preferred securities	147,500	147,500	147,500	147,500	153,500
Tier 1 common capital	$836,497	$813,303	$791,587	$810,623	$788,388

Efficiency Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Non-interest expense	$72,268	$71,099	$71,106	$81,165	$66,834	$143,367	$134,165
Adjustment for prepayment fees on interest bearing liabilities	—	—	—	12,682	—	—	—
Adjustment for impairment charges	—	—	1,432	758	—	—	—
Adjustment for increase (decrease) in market value of assets held in trust for deferred compensation	21	483	104	355	(149)	504	352
Non-interest expense - as adjusted	$72,247	$70,616	$69,570	$67,370	$66,983	$142,863	$133,813

Net interest income	$67,480	$67,685	$69,516	$72,075	$74,104	$135,165	$151,197
Tax equivalent adjustment	5,594	5,555	5,360	5,256	5,057	11,149	9,813
Net interest income on a fully tax equivalent basis	73,074	73,240	74,876	77,331	79,161	146,314	161,010
Tax equivalent adjustment on the increase in cash surrender value of life insurance	454	454	481	479	468	908	962
Plus non-interest income	40,954	38,373	36,285	28,553	23,907	79,327	46,761
Less net gain (loss) on other real estate owned	2,015	(330)	(1,626)	(3,938)	(5,441)	1,685	(12,030)
Less net (loss) gain on investment securities	14	(1)	311	281	(34)	13	(37)
Less net loss on sale of other assets	—	—	(905)	(12)	(8)	—	(25)
Less increase (decrease) in market value of assets held in trust for deferred compensation	21	483	104	355	(149)	504	352
Net interest income plus non-interest income - as adjusted	$112,432	$111,915	$113,758	$109,677	$109,168	$224,347	$220,473

Efficiency ratio	64.26%	63.10%	61.16%	61.43%	61.36%	63.68%	60.69%
Efficiency ratio (without adjustments)	66.65%	67.04%	67.21%	80.66%	68.19%	66.84%	67.77%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Non-interest expense	$72,268	$71,099	$71,106	$81,165	$66,834	$143,367	$134,165
Adjustment for prepayment fees on interest bearing liabilities	—	—	—	12,682	—	—	—
Adjustment for impairment charges	—	—	1,432	758	—	—	—
Adjustment for increase (decrease) in market value of assets held in trust for deferred compensation	21	483	104	355	(149)	504	352
Non-interest expense - as adjusted	72,247	70,616	69,570	67,370	66,983	142,863	133,813

Non-interest income	40,954	38,373	36,285	28,553	23,907	79,327	46,761
Less net gain (loss) on other real estate owned	2,015	(330)	(1,626)	(3,938)	(5,441)	1,685	(12,030)
Less net gain (loss) on investment securities	14	(1)	311	281	(34)	13	(37)
Less net loss on sale of other assets	—	—	(905)	(12)	(8)	—	(25)
Less increase (decrease) in market value of assets held in trust for deferred compensation	21	483	104	355	(149)	504	352
Non-interest income - as adjusted	38,904	38,221	38,401	31,867	29,539	77,125	58,501
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	454	454	481	479	468	908	962
Net non-interest expense	$32,889	$31,941	$30,688	$35,024	$36,976	$64,830	$74,350

Average assets	$9,289,382	$9,449,588	$9,461,895	$9,516,159	$9,478,480	$9,369,042	$9,607,591

Annualized net non-interest expense to average assets	1.42%	1.37%	1.29%	1.46%	1.57%	1.40%	1.56%

Annualized net non-interest expense to average assets (without adjustments)	1.35%	1.40%	1.46%	2.20%	1.82%	1.38%	1.83%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Non-interest income	$40,954	$38,373	$36,285	$28,553	$23,907	$79,327	$46,761
Less net gain (loss) on other real estate owned	2,015	(330)	(1,626)	(3,938)	(5,441)	1,685	(12,030)
Less net (loss) gain on investment securities	14	(1)	311	281	(34)	13	(37)
Less net loss on sale of other assets	—	—	(905)	(12)	(8)	—	(25)
Less increase (decrease) in market value of assets held in trust for deferred compensation	21	483	104	355	(149)	504	352
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	454	454	481	479	468	908	962
Non-interest income - as adjusted	$39,358	$38,675	$38,882	$32,346	$30,007	$78,033	$59,463

Net interest income	$67,480	$67,685	$69,516	$72,075	$74,104	$135,165	$151,197
Tax equivalent adjustment	5,594	5,555	5,360	5,256	5,057	11,149	9,813
Net interest income on a fully tax equivalent basis	73,074	73,240	74,876	77,331	79,161	146,314	161,010
Tax equivalent adjustment on the increase in cash surrender value of life insurance	454	454	481	479	468	908	962
Plus non-interest income	40,954	38,373	36,285	28,553	23,907	79,327	46,761
Less net gain (loss) on other real estate owned	2,015	(330)	(1,626)	(3,938)	(5,441)	1,685	(12,030)
Less net (loss) gain on investment securities	14	(1)	311	281	(34)	13	(37)
Less net loss on sale of other assets	—	—	(905)	(12)	(8)	—	(25)
Less increase (decrease) in market value of assets held in trust for deferred compensation	21	483	104	355	(149)	504	352
Total revenue - as adjusted and on a fully tax equivalent basis	$112,432	$111,915	$113,758	$109,677	$109,168	$224,347	$220,473

Total revenue - unadjusted	$108,434	$106,058	$105,801	$100,628	$98,011	$214,492	$197,958

Core non-interest income to revenues ratio	35.01%	34.56%	34.18%	29.49%	27.49%	34.78%	26.97%

Core non-interest income to revenues ratio (without adjustments)	37.77%	36.18%	34.30%	28.37%	24.39%	36.98%	23.62%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	2Q13			2Q12			1Q13
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,206,740	$12,613	4.18%	$1,071,199	12,926	4.77%	$1,205,903	$12,559	4.17%
Commercial loans collateralized by assignment of lease payments	1,340,854	12,987	3.87%	1,177,052	13,346	4.54%	1,300,818	12,799	3.94%
Real estate commercial	1,718,979	19,736	4.54%	1,845,949	23,840	5.11%	1,735,082	20,744	4.78%
Real estate construction	133,705	1,270	3.76%	139,487	1,404	3.98%	113,573	1,120	3.94%
Total commercial related credits	4,400,278	46,606	4.19%	4,233,687	51,516	4.81%	4,355,376	47,222	4.34%
Other loans
Real estate residential	306,978	3,042	3.96%	309,989	3,541	4.57%	312,748	3,285	4.20%
Home equity	286,640	3,076	4.30%	324,675	3,574	4.43%	298,061	3,190	4.34%
Indirect	231,577	3,176	5.50%	193,155	2,946	6.13%	212,153	3,022	5.78%
Consumer loans	70,603	624	3.54%	69,690	551	3.18%	70,364	607	3.50%
Total other loans	895,798	9,918	4.44%	897,509	10,612	4.76%	893,326	10,104	4.59%
Total loans, excluding covered loans	5,296,076	56,524	4.28%	5,131,196	62,128	4.87%	5,248,702	57,326	4.43%
Covered loans	335,148	4,255	5.09%	585,014	8,247	5.67%	424,688	4,682	4.47%
Total loans	5,631,224	60,779	4.33%	5,716,210	70,375	4.95%	5,673,390	62,008	4.43%
Taxable investment securities	1,377,368	6,280	1.82%	1,542,905	8,882	2.30%	1,484,300	6,140	1.65%
Investment securities exempt from federal income taxes (3)	933,442	12,559	5.38%	809,005	11,235	5.55%	911,742	12,400	5.44%
Federal funds sold	2,879	2	0.27%	—	—	—%	—	—	—%
Other interest earning deposits	183,010	92	0.20%	244,087	158	0.26%	197,057	135	0.28%
Total interest earning assets	$8,127,923	$79,712	3.93%	$8,312,207	$90,650	4.39%	$8,266,489	$80,683	3.96%
Non-interest earning assets	1,161,459			1,166,273			1,183,099
Total assets	$9,289,382			$9,478,480			$9,449,588
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,675,189	$833	0.12%	$2,607,238	$1,045	0.16%	$2,737,494	$927	0.14%
Savings accounts	840,154	136	0.06%	785,427	213	0.11%	822,214	136	0.07%
Certificates of deposit	1,406,693	1,893	0.55%	1,765,578	3,261	0.77%	1,512,600	2,397	0.66%
Customer repurchase agreements	187,496	101	0.22%	194,804	126	0.26%	181,658	98	0.22%
Total core funding	5,109,532	2,963	0.23%	5,353,047	4,645	0.35%	5,253,966	3,558	0.27%
Wholesale funding:
Brokered accounts (includes fee expense)	294,277	2,271	3.10%	456,735	3,539	3.12%	294,295	2,249	3.10%
Other borrowings	216,372	1,404	2.57%	424,842	3,305	3.08%	259,135	1,636	2.53%
Total wholesale funding	510,649	3,675	2.55%	881,577	6,844	2.77%	553,430	3,885	2.52%
Total interest bearing liabilities	$5,620,181	$6,638	0.47%	$6,234,624	$11,489	0.74%	$5,807,396	$7,443	0.52%
Non-interest bearing deposits	2,179,284			1,900,937			2,145,058
Other non-interest bearing liabilities	192,553			119,252			216,213
Stockholders’ equity	1,297,364			1,223,667			1,280,921
Total liabilities and stockholders’ equity	$9,289,382			$9,478,480			$9,449,588
Net interest income/interest rate spread (4)		$73,074	3.46%		$79,161	3.65%		$73,240	3.44%
Taxable equivalent adjustment		5,594			5,057			5,555
Net interest income, as reported		$67,480			$74,104			$67,685
Net interest margin (5)			3.33%			3.59%			3.32%
Tax equivalent effect			0.28%			0.24%			0.27%
Net interest margin on a fully tax equivalent basis (5)			3.61%			3.83%			3.59%

(1)          Non-accrual loans are included in average loans.

(2)          Interest income includes amortization of deferred loan origination fees of $817 thousand, $839 thousand, and $981 thousand for the three months ended June 30, 2013, June 30, 2012, and March 31, 2013, respectively.

(3)          Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)          Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)          Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Six Months Ended June 30,
	2013			2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,206,324	$25,172	4.15%	$1,066,722	25,700	4.77%
Commercial loans collateralized by assignment of lease payments	1,320,946	25,786	3.90%	1,176,977	27,103	4.61%
Real estate commercial	1,726,986	40,480	4.66%	1,854,920	47,745	5.09%
Real estate construction	123,694	2,390	3.84%	142,607	2,944	4.08%
Total commercial related credits	4,377,950	93,828	4.26%	4,241,226	103,492	4.83%
Other loans
Real estate residential	309,847	6,327	4.08%	311,637	7,191	4.61%
Home equity	292,319	6,266	4.32%	328,951	7,245	4.43%
Indirect	221,919	6,198	5.63%	189,757	5,881	6.23%
Consumer loans	70,484	1,231	3.52%	69,718	1,080	3.12%
Total other loans	894,569	20,022	4.51%	900,063	21,397	4.78%
Total loans, excluding covered loans	5,272,519	113,850	4.35%	5,141,289	124,889	4.88%
Covered loans	379,671	8,937	4.75%	618,580	18,261	5.94%
Total loans	5,652,190	122,787	4.38%	5,759,869	143,150	5.00%
Taxable investment securities	1,430,539	12,419	1.74%	1,622,835	19,766	2.44%
Investment securities exempt from federal income taxes (3)	922,652	24,960	5.41%	775,788	21,603	5.57%
Federal funds sold	1,448	2	0.27%	—	—	—%
Other interest earning deposits	189,994	227	0.24%	251,219	327	0.26%
Total interest earning assets	$8,196,823	$160,395	3.95%	$8,409,711	$184,846	4.42%
Non-interest earning assets	1,172,219			1,197,880
Total assets	$9,369,042			$9,607,591
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,706,169	$1,760	0.13%	$2,628,455	$2,252	0.17%
Savings accounts	831,233	272	0.07%	778,881	461	0.12%
Certificates of deposit	1,459,354	4,290	0.61%	1,828,953	7,144	0.82%
Customer repurchase agreements	184,593	199	0.22%	198,903	260	0.26%
Total core funding	5,181,349	6,521	0.25%	5,435,192	10,117	0.37%
Wholesale funding:
Brokered accounts (includes fee expense)	294,286	4,520	3.10%	448,312	6,961	3.12%
Other borrowings	237,636	3,040	2.54%	427,037	6,758	3.13%
Total wholesale funding	531,922	7,560	2.53%	875,349	13,719	2.77%
Total interest bearing liabilities	$5,713,271	$14,081	0.50%	$6,310,541	$23,836	0.76%
Non-interest bearing deposits	2,162,266			1,876,074
Other non-interest bearing liabilities	204,318			127,832
Stockholders’ equity	1,289,187			1,293,144
Total liabilities and stockholders’ equity	$9,369,042			$9,607,591
Net interest income/interest rate spread (4)		$146,314	3.45%		$161,010	3.66%
Taxable equivalent adjustment		11,149			9,813
Net interest income, as reported		$135,165			$151,197
Net interest margin (5)			3.33%			3.62%
Tax equivalent effect			0.27%			0.23%
Net interest margin on a fully tax equivalent basis (5)			3.60%			3.85%

(1)         Non-accrual loans are included in average loans.

(2)         Interest income includes amortization of deferred loan origination fees of $1.8 thousand and $1.7 million for the six months ended June 30, 2013 and June 30, 2012, respectively.

(3)         Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)         Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)         Net interest margin represents net interest income as a percentage of average interest earning assets.